中美企業項目投資合作經營合同

黑龙江省六福医药经销有限公司與(美國)路加药业国际有限公司建立中美聯合出資經營《年产三千吨糖醇》項目合作關系并簽屬中美合作经营合同。

第一章总则

中国黑龙江省六福医药经销有限公司和(美国)路加药业国际有限公司，根据《中华人民共和国中外合作经营企业法》和中美兩國其他有关法规，本着平等互利的原则，通过友好协商，同意在中华人民共和国黑龍江省哈尔滨市，共同出资兴办合作经营项目，特订立本合同。

第二章合作各方

第一條

中国黑龍江省六福医药经销有限公司公司(以下简称甲方)：在中国黑龍江省所屬地登记注册。

法定地址：中国黑龍江省哈尔滨市开发区鸿翔路 55 号

法定代表人：范振生.　　职务：董事長.　　国籍：中華人民共合國。

(美国) 路加药业国际有限公司(以下简称乙方)：在美国加州所屬地登记注册

英文名称：**US-LUJIA PHARMACEUTICAL INDUSTRY INTERNATIONAL, INC.**

法定地址：1108 S BALDWIN AVE

ARCADIA, CA 91007

法定代表人：XingYan Fan 职务：President 国籍：China

第三章合作投資经营項目

第二條 甲、乙方根据《中华人民共和国中外合作经营企业法》和中美兩國的其他有关法规，同意在中国境内建立合作经营项目(以下简称合作項目)。

第三條 合作項目的名称为《**年产三千吨糖醇**》合作項目的法定地址为：中国黑龙江省哈尔滨市开发区鸿翔路 55 号

第四條 合作經营項目的一切活动，必须遵守中华人民共和国的法律、法规和中美兩國有关条例规定。

第五條 合作項目的组织形式为中美出資合作經营項目。合作各方提供的出资或合作条件,均属于合作方的资产，合作項目以其全部资产对合作項目的债务承担责任。合作雙方在合作合同中约定出资或合作条件、收益的分配、风险和亏损的分担、经营管理的方式和合作终止时财产的归属等事项。

第四章项目经营目的、范围和规模

第六條 甲、乙雙方合作经营的目的：本着加强经济合作技术交流的愿望，采用先进而适用的技术和科学的经营管理方法，提高產品质量，生產出國內外共用的新產品，并在质量、价格等方面具有国际市场上的竞争能力，提高经济效益，使投资各方获得满意的经济利益。

第七條 合作经营范围：

制造生產專利生物化學藥、IPO 非處方内服外用藥、非處方保健品、營養補品原料。

第八條 首期出資合作經營項目规模如下：

擴大產品生產量，建設三千万吨的生產基地。

第五章　投资总额、注册资本与合作条件

第九條 本合作公司的投资总额为人民币 3200 万元（或双方商定的一种外币）。

第十條 甲、乙雙方就此項目的投入资本共为人民币 3200 万元（或双方商定的一种外币）。

第十一條 甲、乙双方将下列作为出资合作条件：

甲方：投入此項目總投資額的 79 .7%＝人民幣 2550 万元。

乙方：投入此項目總投資額的 20 .3%＝人民幣 650 万元(100 万美金）。

（甲、乙雙方獲利標准均按合作各方出資比利獲取）

第十二條 合作雙方的出资或提供合作条件分期缴付或提供，约定如下：

自甲、乙雙方簽定合同之日起 180 個工作天内分期缴清。首期出资应在合作雙方簽定合同生效日后 60 至 90 個工作天内投入，并应投入應出資總額的 15%。全部缴齐應出资的总期限为：180 個工作天内。

第十三條 甲、乙任何一方如向第三者转让其全部或部分出资额，须经另一方同意，并报原审批机构批准。

一方转让其全部或部分出资额时，另一方有优先购买权。

第六章 合作各方的责任

第十四條 甲、乙方应各自负责完成以下各项事宜：

(一)甲方的责任：

1.办理为设立合作項目向中国有关主管部门申请批谁、登记注册、领取項目合法

運營的全部相關手續等事宜。

2. 產品專利歸屬权的手续。

3. 行業產品生產權手續。

4. 按第十一条规定出资或提供合作条件。

5. 协助办理乙方作为出资方而合法進入資金手續。

6. 协助合作項目所需要在中国境内购置或租赁设备、材料、通讯设施等。

7. 协助合作項目所需要的交通工具等基础设施。

8. 协助合作項目招聘当地的中国籍的经营管理人员、技术人员、工人和所需的其他人员。

9. 协助外籍工作人员办理所需的入境签证、工作许可证和旅行手续等。

10. 负责办理合作雙方委托的其他事宜。

（注：根据项目的具体情况可加以補充條款）

(二)乙方的责任：

1. 協助根据合作項目所需要在美國購買器材设备等实物运至中国港口。

2. 協助办理合作項目人委托在中国境外选购机械设备、材料等有关事宜。

3. 提供需要的设备安装、调试以及试生产技术人员、生产和检验技术人员。

4. 培训合作項目所需的技术人员和工人。

5. 協助合作項目中國工作人員辦理入境美國的相關手續。

6. 负责办理合作雙方委托的其他事宜。

（注：根据项目的具体情况可加以補充條款）

第七章 技术转让

第十五條 甲、乙双方同意，由合作雙方與第三者签订項目部分環節转让协议，以取得为达到本合同第四章規定的生产经营目的、规模所需的國際先进的技术，包括產品包裝設计、國際市場行銷策划、培训人员等。

第八章 收益分配和风险亏损承担

第十六條 合作項目在完税并提取各项基金后，收益按如下方式进行分配：

甲、乙獲利標准均按各方出資比利獲取利潤所得。

第十七條 合作公司的风险亏损的承担约定如下：

1、由不可抗力因素所造成的部分或完全風險，均按各方出資比利承擔各方的損失與虧損。

2、由甲、乙雙方任何一方因素所造成的部分或完全風險均由造成方承擔部分或完全損失與虧損。

第九章合作項目管理團隊(領導小組)

第十八條 甲、乙雙方合作項目簽約之日，为本項目管理團隊(領導小組)成立之日(以下簡稱領導小組)。

第十九條 合作項目領導小組由九名成員组成，其中甲方委派六名，
乙方委派三名。組长由甲方委派，副組长由乙方委派，小組长經九名成員選舉產生。組長、副組长、小組長、成員任期至合作項目終止，经委派方继续委派可以连任其它合作項目。

第二十條 領導小組是甲、乙雙方合作項目的最高权力机构，决定合作項目的一切重大事宜。对于重大问题（**注：按中外合作经营企业法实施条例第二十九条列举主要内容**）应一致通过，方可作出决定。对其他事宜，可采取多数通过或简单多数通过决定。

第二十一條 組长是合作項目法定代表人。組长因故不能履行其職责时，可自動授权副組长為法定代表人或經選舉其他成員為法定代表人。

第二十二條 領導小組会议在項目運營期間至少每三個月召开一次大會，每一個月召開一次小結會。由組長召集并主持会议。经 1/3 以上的成員提议，組长可召开管理團隊临时会议。会议记录应归档保存。如有重大臨時決時定組長或付組長、小組長可采取電話會議與成員溝通決策。

第十 合作項目经营管理机构

第二十三條 合作項目设经营管理机构，负责項目的日常经营管理工作。经营管理机构设总经理 1 人，由甲方推荐。副总经理 5 人，由甲方推荐 3 人，乙方推荐 2 人。总经理、副总经理由項目領導小組聘请，任期至合作項目終止(特殊因素列外)。

第二十四條 总经理的职责是执行合作項目領導小組的各项决议，组织领导合作項目的日常经营管理工作。副总经理协助总经理负责经营管理机构可设若干部门经理，分别负责企业各部门的工作，办理总经理和副总经理交办的事项，并对总经理和副总经理负责。

第二十五條 总经理、副总经理有营私舞弊或严重失职的，經營合作領導小組会议决议可随时撤换。

第十一章 设备购买

第二十六條 合作項目所需器材、設備、原材料、配套件、运输工具和办公用品等，經甲、乙雙方協商决定可在中国购买或者向国外购买。

第二十七條 根据合作項目需要委托乙方在国外市场选购设备时，应邀请甲方派人参加。

第十二章 筹备和建设

第二十八條 合作項目在筹备建设期间，經甲、乙雙方協商同意设立筹建处。筹建处由九人组成，其中甲方 6 人，乙方 3 人。筹建处主任 1 人，由甲方推荐，副主任三人，由甲方推荐 2 人，乙方推荐 1 人。筹建处主任、副主任由合作項目領導小組任命。

第二十九條 筹建处具体负责审查合作項目實施方案，签订擴大生産線工程專業承包合同，组织有关设备、材料等物资的采购和验收，制定有关的管理办法，做好擴建工程實施过程中文件、計划書、档案、资料的保管和整理等工作。

第三十條 經甲、乙双方協商決定，根据項目需要，合作各方可指派若干技术人员组成技术小组，在筹建处领导下，负责对擴建设计、工程质量、设备材料和引进技术的审查、监督、检验、验收和性能考核等工作。

第三十一條 筹建处工作人员的编制、报酬及费用，经甲乙双方同意后，列入項目實施预算。

第三十二條 筹建处在項目進入正常運營后，根据合作項目的實際需要，经合作項目領導小組研究決定可批准保留或撤销。

第十三章 劳动管理

第三十三條 合作項目所需要人員的招收、招聘、辞退、工资、劳动保险、生活福利和奖惩等事项，按照《中华人民共和国中外合作经营企业劳动管理规定》及其实施办法，均由甲方研究制定方案，订立劳动合同加以规定。劳动合同订立后，报当地劳动管理部门备案。

第三十四條 甲、乙方推荐的高级管理人员的聘请和工资待遇、社会保险、福利、差旅费标准等，由合作項目領導小組会议讨论決定。

第十四章 税务、财务、审计

第三十五條 合作項目獲利所得均按照中国的有关法律和条例规定缴纳各项税金。

第三十六條 职工按照《中华人民共和国个人所得税法》缴个人所得税。

第三十七條 合作項目的财务审计聘请在中国注册的会计师审查、稽核，并将结果报告領導小組或总经理。

如乙方认为需要聘请其他国家的审计师对年度财务进行审查，甲方应予以同意。其所需要一切费用由乙方负担。

第十五章 合营期限

第三十八條 甲、乙雙方總合作的期限为二十年。每年分別根据不同的項目簽屬合作合同。经一方提议，甲乙雙方一致通过，可以在合作期满 6 个月前從新簽屬繼續合作合同。

第十六章 財產處理

第三十九條 合作雙方合作期滿其合作期間所屬共有財產的處理分配，均根据當時情形，經甲乙雙方友好協商進行處理分配。

第十七章 保险

第四十條 合作项目的各项保险均由甲方負責辦理，投保险别、保险价值、保期等，均尊照中国人民保险保障法。

第十八章 合同的修改、变更与解除合作關係終止合同

第四十一條 对本合同及其附件的修改，必须经甲、乙双方签署书面协议，才能生效。

第四十二條 由于不可抗力，致使合同无法履行，或是由于合作項目连年亏损无力继续经营，经甲乙雙方友好協商一致通过，可以提前终止合作期限和解除合同。

第四十三條 由于一方不履行合同、或严重违反合同，造成合作雙方无法经营或无法达到合同规定的经营目的，视作违约方片面终止合同，对方除有权向违约一方索赔外，并有权按合同规定终止合同。如甲、乙双方同意继续经营，违约方应赔偿合作方的经济损失。

第十九章 违约责任

第四十七條 甲、乙任何一方未按合同第五章的规定依期按数提交完出资额时，从逾期第一个月算起，每逾期 1 个月，违约一方应缴付应付应交出资额的 3%的违约金给守约的一方。如逾期 3 个月仍未提交，除累计缴付应交出资额的 3 %的违约金外，守约一方有权按本合同**第四十三条**终止合同，并要求违约方赔偿损失。

第四十八條 由于一方的过失，造成本合同及其附件不能履行或不能完全履行时，由过失的一方承担违约责任；如属双方的过失，根据实际情况，由双方分别承担各自应负的违约责任。

第四十九條 为保证本合同及其附件的履行，甲、乙各方应相互提供履约的银行担保书。

第二十章 不可抗力

第五十條 由于地震、台风、水灾、火灾、战争以及其他不能预见并且对其发生和后果不能防止或避免的不可抗力事故，致使直接影响合同的履行或者不能按约定的条件履行时，遇有上述不可抗力事故的一方，应立即将事故情况电郵通知对方，并应在 15 日内，提供事故详情及合同不能履行、或者部分不能履行、或者需要延期履行的理由的有效证明文件，此项证明文件应由事故发生地区的公证机

构出具。按照事故对履行合同影响的程度，由双方协商决定是否解除合同，或者部分免除履行合同的责任，或者延期履行合同。

第二十一章 适用法律

第五十一條 本合同的订立、效力、解释、履行和争议的解决均受中华人民共和国法律和美利堅合衆國的管辖。

第二十二章 争议的解决

第五十二條 凡因执行本合同所发生的或与本合同有关的一切争议，双方应通过友好协商解决；如果协商不能解决，按（ 1 ）项解决：

(1)提交中国北京中国国际经济贸易仲裁委员会及美國紐約國際商務仲裁委員會，根据该两会的仲裁程序规则进行仲裁。

(2)提交中華人民共和国當地及國際仲裁机构根据该仲裁机构的仲裁程序规则进行仲裁。仲裁裁决是终局的，对双方都有约束力。

第五十三條 在仲裁过程中，除双方有争议正在进行仲裁的部分外，本合同应继续履行。

第二十三章 文字

第五十四條 本合同用中文和英文写成，两种文字具有同等效力。上述两种文本如有不符，以中文本为准。

第二十四章 合同生效及其他

第五十五條 按照本合同规定的各项原则订立如下的附属协议文件，包括：合作各方公司合法經營証件，與促成合作項目相關的批文、协议，知識產權認証，销售合同(協議)……，均为本合同的组成部分。

第五十六條 本合同及其附件，均须经中华人民共和国相关机构公証、批准，自批准之日起生效。

第五十七條 甲、乙双方发送通知采用電子郵件、传真时，凡涉及各方权利、义务的，应随之以正式书面信件快遞通知对方。合同中所列甲、乙双方的法定地址即为甲、乙双方的收件地址。

第五十八條 本合同于2010年11月2日由甲、乙双方的授权代表在中国哈尔滨签字。

甲方：黑龙江省六福医药经销有限公司

代表签字：范振生

2010年11月2日

乙方：(美国)路加药业国际有限公司

代表签字：范兴研

2010年11月2日